                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [x] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       Versa Technologies, Inc.
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

                       Versa Technologies, Inc.
- -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            VERSA TECHNOLOGIES, INC.
                    9301 WASHINGTON AVENUE, P.O. BOX 085012
                          RACINE, WISCONSIN 53408-5012

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 23, 1996

To the Shareholders of Versa Technologies, Inc.:

     The Annual Meeting of Shareholders of Versa Technologies, Inc. (the "Company"), will be held on Tuesday, July 23, 1996, at 11:00 a.m., at the Marriott, 7111 Washington Avenue (Highway 20), Racine, Wisconsin, for the following purposes as more fully described in the accompanying proxy statement:

          1. To elect two Class I directors of the Company for three year terms expiring in 1999.

          2. To consider approval of the Versa Technologies, Inc. 1996 Employee Stock Purchase and Payroll Savings Plan.

          3. To amend the 1992 Versa Technologies, Inc. Employee Incentive Stock Option Plan.

          4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 1997.

          5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business of May 31, 1996, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed. Examination of the list of shareholders entitled to vote can be arranged at the office of Robert M. Sukalich, Vice President Finance and Assistant Secretary, Versa Technologies, Inc., 9301 Washington Avenue, Sturtevant, Wisconsin, during the period ten days prior to the meeting.

     You are cordially invited to attend the meeting and may, of course, vote your shares in person at that time. However, in order to assist us in preparing for the meeting, all shareholders are encouraged to date, sign, and return the enclosed proxy in the enclosed stamped envelope, to which no additional postage need be affixed if mailed in the United States.

                                          Law.Block Sig
                                          LAWRENCE BLOCK, Secretary

June 17, 1996

                            VERSA TECHNOLOGIES, INC.
                    9301 WASHINGTON AVENUE, P.O. BOX 085012
                          RACINE, WISCONSIN 53408-5012
                                PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being furnished to shareholders in connection with the solicitation by the Board of Directors of Versa Technologies, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, July 23, 1996, at 11:00 a.m. and at all adjournments of the meeting, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in any of the following ways: (1) by a written instruction to the Secretary of the Company indicating the shareholder's desire to revoke an existing proxy; (2) by signing and returning to the Company a proxy with a more recent date than that of the proxy first given; or (3) by signing and returning a floor ballot at the Annual Meeting.

     The Company will bear the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to the use of the mails, solicitations may be made by regular employees of the Company personally and by telephone and facsimile, and the Company intends to reimburse brokerage firms and others for their reasonable out-of-pocket expenses, including clerical expenses, in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

     This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about June 17, 1996.

RECORD DATE AND VOTING SECURITIES

     As of May 31, 1996, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, the outstanding voting securities of the Company consisted of 5,620,298 shares of Common Stock, par value $.01 per share (the "Common Stock"). All of the outstanding shares of Common Stock are entitled to vote on all matters which properly come before the Annual Meeting, and each shareholder will be entitled to one vote for each share of Common Stock held.

     All properly executed proxies received by the Company, unless marked to the contrary or revoked, will be voted FOR: (1) election of the two nominees for Class I directors for terms expiring in 1999; (2) approval of the Versa Technologies, Inc. 1996 Employee Stock Purchase and Payroll Savings Plan; (3) amendment of the 1992 Versa Technologies, Inc. Employee Incentive Stock Option Plan; and (4) ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 1997.

     A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting. The inspector of election will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. For purposes of determining shareholder approval, abstentions will be treated as shares of Common Stock voted against approval of the 1996 Employee Stock Purchase Plan, amendment of the 1992 Employee Incentive Stock Option Plan, and ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 1997.

     The two nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected directors of the Company. The vote required for ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year 1997 is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. For purposes of determining the approval of any matter submitted to the shareholders for a vote, abstentions will be treated as shares of Common Stock voted against the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year 1997.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

NUMBER OF NOMINEES AND CLASSIFICATION

     The Certificate of Incorporation and By-Laws of the Company currently provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors but shall be not less than five and not more than nine. Currently, the Board of Directors has fixed the number of directors constituting the Board at seven. The Certificate of Incorporation divides the Board of Directors into three classes with terms of three years each, staggered to expire in successive years. Two directors in Class I whose terms expire in 1996 are standing for reelection. All nominees for election to the Board of Directors at the 1996 Annual Meeting will be elected for a term of three years and shall serve until their terms expire at the 1999 Annual Meeting or until their successors are duly elected and have qualified. The three directors in Class II will continue to serve until the 1997 Annual Meeting, and the two directors in Class III will continue to serve until the 1998 Annual Meeting.

     The Board of Directors held six meetings during the last fiscal year and each director attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and all the committees thereof on which he served.

     All properly executed proxies received by the Company, unless marked to the contrary or revoked, will be voted FOR election of each of the nominees as Class I directors named below. If, prior to the election, it is determined that a nominee is unable or unwilling to serve, an event that the Company does not anticipate, the proxy may be voted in the discretion of the persons named in the proxy for another person in his stead.

INFORMATION AS TO NOMINEES AND INCUMBENT DIRECTORS

     Shown below is information regarding nominees for election and other directors of the Company.

                             NOMINEES FOR DIRECTOR

                                    CLASS I
                            FOR TERMS EXPIRING 1999

                                                                             DIRECTOR
                                    NAME AND AGE                              SINCE
          ----------------------------------------------------------------   --------
          James E. Mohrhauser, 73.........................................     1970
          Denis H. Carroll, 57............................................     1983

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

                                    CLASS II
                              TERMS EXPIRING 1997

                                                                             DIRECTOR
                                    NAME AND AGE                              SINCE
          ----------------------------------------------------------------   --------
          Herman B. McManaway, 70.........................................     1970
          Morris W. Reid, 70..............................................     1982
          Thomas J. Magulski, 52..........................................     1993

                                   CLASS III
                              TERMS EXPIRING 1998

                                                                             DIRECTOR
                                    NAME AND AGE                              SINCE
          ----------------------------------------------------------------   --------
          William P. Killian, 61..........................................     1991
          Joan R. Lloyd, 46...............................................     1994

BUSINESS EXPERIENCE OF NOMINEES AND INCUMBENT DIRECTORS FOR PAST FIVE YEARS

     The five year employment history of each Director Nominee and Incumbent Director is set forth below.

     Denis H. Carroll -- Chairman and Chief Executive Officer of CRL Industries, Inc. (a holding company) since September 1994. President and Treasurer of American Couplings Company prior to September 1994.

     William P. Killian -- Vice President, Corporate Development and Strategy of Johnson Controls, Inc., Milwaukee, Wisconsin (a diversified industrial products manufacturer). Mr. Killian is also a director of Interstate Battery Systems of America, AquaChem, Inc., and Gehl Company.

     Joan R. Lloyd -- President of Joan Lloyd, Inc. since November 1990 (a consulting firm specializing in organizational change). Prior to 1990 she held a number of management positions with Northwestern Mutual Life Insurance Company, Milwaukee, Wisconsin.

     Herman B. McManaway -- Retired. Vice President of Ruddick Corporation and President of Ruddick Investment Co. from September 1973 to December 1986. Mr. McManaway is also a director of Hughes Supply, Inc.

     Thomas J. Magulski -- President and Chief Operating Officer of the Company since December 14, 1993. Mr. Magulski worked as a business consultant for the Company from March 1992 through September 1993. Prior to his involvement with the Company, he was Vice President of Intertech Resources, Inc. from May 1985 to March 1992. Mr. Magulski is also a director of STERIS Corporation.

     James E. Mohrhauser -- Chairman of the Board of Directors and Chief Executive Officer of the Company, since April 1, 1989. President and Chief Executive Officer of the Company prior to April 1, 1989.

     Morris W. Reid -- Vice Chairman of the Board of Directors of the Company since April 1, 1989. President of the Company from October 1989 to July 1992. Chairman of the Board of Directors of the Company prior to April 1, 1989. Mr. Reid is currently a business advisor and previously served as chairman of J. I. Case Co. from 1972 to 1978. Mr. Reid is also a director of Research Products Corporation.

BOARD COMMITTEES

     Personnel, Compensation and Stock Option Committee. The Personnel, Compensation and Stock Option Committee has responsibility for establishing compensation objectives and policies for all employees and determining compensation for the Company's executive officers. The Committee, consisting of
J. Lloyd (Chairperson), W. Killian, D. Carroll, and H. McManaway met one time during the last fiscal year.

     Audit Committee. The Audit Committee reviews and evaluates the effectiveness of the Company's financial and accounting functions, including review of the scope and results of the audit work performed by the independent accountants and by the Company's internal accounting staff. The independent accountants meet with the Audit Committee at least once a year to discuss the results of their examinations. The Audit Committee, composed of W. Killian (Chairperson), D. Carroll, J. Lloyd and H. McManaway, met twice during the last fiscal year.

     Nominating Committee. The Nominating Committee is responsible for the nomination of candidates for election to the Board of Directors. It will consider nominees recommended to the Secretary of the Company. The Nominating Committee, composed of H. McManaway (Chairperson), W. Killian, and J. Lloyd, met once during the last fiscal year.

     Executive Committee. The Executive Committee meets on a regular basis to advise management on important proposals and policy matters and to monitor management and Company performance. The Executive Committee, currently composed of J. Mohrhauser (Chairperson), T. Magulski and M. Reid, met eight times during the last fiscal year.

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company receive no additional compensation for services as Directors. Directors not so employed received annual retainers of $8,500 and fees of $700 for each Board meeting attended and $500 ($600 for the chairperson) for each committee meeting attended. In lieu of the annual retainer and meeting fees, Mr. Reid receives $3,000 per month for service as Vice Chairman of the Board of Directors and as a member of the Executive Committee.

     As of March 31, 1996, D. Carroll, W. Killian, H. McManaway, J. Lloyd, and
M. Reid, directors of the Company, and Mr. Lawrence Block, Secretary of the Company, each held an option to purchase 5,000 shares of Common Stock of the Company at a price of $14.12 per share, the fair market value of the Common Stock on September 27, 1994, the date of grant. The options become exercisable in increments of 1,250 shares as of the annual anniversaries of the date of grant and all options expire the earlier of ten years from the date of grant or upon termination as an officer or director of the Company. W. Killian also held an option to purchase 5,100 shares of Common Stock of the Company at $14.75 per share, the fair market value of the Common Stock on January 28, 1992, the date of grant. This option expires the earlier of five years from the date of grant or upon termination as a director of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of May 17, 1996, the only persons or entities known to the Company to be beneficial owners as defined in the rules and regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of more than five percent of the issued and outstanding Common Stock were:

                                                                                 SHARES
                                                                              BENEFICIALLY      % OF
                    NAME                                 ADDRESS                 OWNED          CLASS
- --------------------------------------------   ----------------------------   ------------      -----
Fenimore Asset Management, Inc.                P.O. Box 310                      569,483         9.8
                                               Cobleskill, NY 12043
James E. Mohrhauser                            9301 Washington Avenue            436,134(1)      7.4
                                               Racine, WI 53408-5012
Brinson Partners, Inc.                         Three First National Plaza        401,600         6.9
                                               Chicago, IL 60602-4298
State of Wisconsin Investment Board            P.O. Box 7842                     347,900         6.0
                                               Madison, WI 53707
Quest Advisory Corp.                           1414 Avenue of the Americas       311,632         5.4
                                               New York, NY 10019

- ---------------
(1) Includes 173,436 shares owned by Mr. James E. Mohrhauser's wife, for which beneficial ownership is disclaimed. Also includes an option to purchase 33,000 shares, exercisable within 60 days of May 17, 1996.

     Shown below is information reported to the Company, as of May 17, 1996, as to beneficial ownership of Common Stock of the Company for each nominee for Director, for each Director continuing in office, for each Officer named in the Summary Compensation Table below and for all Directors and such named Officers as a group.

                                                               SHARES OF STOCK      PERCENT
                                NAME                          BENEFICIALLY OWNED     OWNED
          -------------------------------------------------   ------------------    -------
          Denis H. Carroll.................................           7,145(2)            *
          William P. Killian...............................           7,350(1)            *
          Joan R. Lloyd....................................           1,600(1)            *
          David J. McKendrey...............................          38,500(1)            *
          Herman B. McManaway..............................           9,600(1)            *
          Thomas J. Magulski...............................          25,495(1)            *
          James E. Mohrhauser..............................         436,134(3)         7.4%
          Morris W. Reid...................................          16,718               *
          Robert M. Sukalich...............................          12,800(1)            *
          All directors and named executive officers as a
            group..........................................         555,342(4)         9.4%

- ---------------
 *  Less than one percent of the Company's outstanding shares of Common Stock.

(1) Includes shares issuable pursuant to stock options exercisable within 60 days of May 17, 1996 as follows: W. Killian, 6,350 shares; J. Lloyd, 1,250 shares; D. McKendrey, 22,500 shares; H. McManaway, 1,250 shares; T. Magulski, 13,495 shares; Morris W. Reid, 1,250; and R. Sukalich, 12,500 shares.

(2) Includes 374 shares owned by Mr. Carroll's daughter for which beneficial ownership is disclaimed. Also includes 1,250 shares issuable pursuant to stock options exercisable within 60 days of May 17, 1996.

(3) Includes 173,436 shares owned by Mr. James E. Mohrhauser's wife, for which beneficial ownership is disclaimed. Also includes an option to purchase 33,000 shares, exercisable within 60 days of May 17, 1996.

(4) Includes 92,845 shares issuable pursuant to stock options exercisable within 60 days of May 17, 1996.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

     The following summary compensation table shows the compensation for the past three years earned by or awarded or paid to the persons who were the chief executive officer and the four other executive officers of the Company (the "Named Officers") whose compensation exceeded $100,000 during fiscal year 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                        ANNUAL COMPENSATION                 COMPENSATION
                                           ----------------------------------------------   ------------
                                           FISCAL     SALARY       BONUS     OTHER ANNUAL      AWARDS
       NAME AND PRINCIPAL POSITION          YEAR       ($)          ($)      COMPENSATION    OPTIONS(#)
- -----------------------------------------  ------    --------     --------   ------------   ------------
James E. Mohrhauser......................   1996     $220,000     $ 16,500            0             0
  Chairman and Chief Executive Officer      1995      200,000      100,000            0             0
                                                      200,000       33,335            0             0
                                            1994
Thomas J. Magulski.......................   1996     $175,000       11,813            0             0
  President and Chief Operating             1995
  Officer(1)                                          160,000       72,000            0        25,000
                                                       44,903        5,625            0        25,000
                                            1994
Robert M. Sukalich.......................  1996..    $ 95,000     $  8,550            0             0
  Vice President--Finance & Treasurer       1995       84,700       33,880            0        15,000
                                                       74,667        8,983            0             0
                                            1994
Raymond T. Aexel.........................   1996     $142,000(4)         0            0             0
  President--Custom Components and          1995      121,810     $ 60,625     $ 67,592(3)     15,000
  Medical Groups(2)                         1994        6,118            0            0        10,000
David J. McKendrey.......................   1996     $128,000     $ 58,539            0             0
  President--Fluid Power Group              1995      122,810       53,729            0        15,000
                                                      118,085       47,234            0             0
                                            1994

- ---------------
(1) Mr. Magulski assumed the position of President and Chief Operating Officer of the Company on December 14, 1993.

(2) Mr. Aexel held the position of President of the Medical Group from March 11, 1994 and to January 3, 1996 and assumed the additional responsibilities of President--Custom Components Group from November 14, 1994 to January 3, 1996.

(3) Amount represents payments made to Mr. Aexel related to his relocation.

(4) Mr. Aexel's employment with the Company was terminated on January 3, 1996.

OPTIONS EXERCISED IN FISCAL YEAR 1996

     The following table sets forth the number and value of unexercised options held by each of the Named Officers at March 31, 1996. None of the Named Officers exercised any options during fiscal 1996.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                       OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                                          YEAR-END(#)                AT FISCAL YEAR END(1)
                                                  ----------------------------    ----------------------------
                     NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------------------------------------   -----------    -------------    -----------    -------------
James E. Mohrhauser............................      33,000               0         $49,500         $     0
Thomas J. Magulski.............................      13,495          36,505           3,125           3,125
Robert M. Sukalich.............................       7,000          18,000           4,500               0
Raymond T. Aexel...............................       8,750          16,250               0               0
David J. McKendrey.............................      22,500          12,500          82,324           1,406

- ---------------
(1) Represents the difference between $14.00, the closing price of the Company's Common Stock on March 31, 1996, and the option exercise price.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Raymond T. Aexel, who became President of the Company's Medical Group on March 11, 1994. The Agreement provides that in the event of a termination of employment on or before March 10, 1996, other than for cause, voluntary termination of employment, permanent disability, or death, the Company will continue to pay Mr. Aexel his then current monthly base compensation for the lesser period of twelve months or until other employment is secured. Mr. Aexel's employment with the Company was terminated on January 3, 1996.

     The Company entered into an employment agreement with Mr. James E. Mohrhauser for a three year period ending March 31, 1997. Under the Agreement, Mr. Mohrhauser will receive a base salary of $200,000, subject to annual review, and be eligible to receive bonus compensation in accordance with the Company's bonus plan for executive officers. In the event Mr. Mohrhauser ceases to be employed by the Company for any reason, excluding termination for cause (as defined in the Agreement) or voluntary resignation, the Company shall continue to pay his base salary through March 31, 1997.

PENSION BENEFITS

     The Named Officers are participants in the Versa Technologies, Inc. Salaried, Administrative and Clerical Employees' Pension Plan (the "Pension Plan"). Remuneration covered by the Pension Plan includes salaries, wages, overtime payments, bonuses and commissions. For the Named Officers, covered remuneration is as reported in the Summary Compensation Table. To be eligible to participate in the Pension Plan an individual must complete at least 1,000 hours of service during the fiscal year.

     The following table illustrates the annual single life annuity under the Pension Plan, before adjustment for Social Security benefits, upon retirement at age 65 at various average remuneration levels (the average of the five highest out of the last ten years) and years of service classifications:

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
                   AVERAGE              --------------------------------------------------------
               REMUNERATION($)            10         15          20          25       30 OR MORE
        -----------------------------   -------    -------    --------    --------    ----------
        $100,000.....................   $16,667    $25,000    $ 33,333    $ 41,667     $ 50,000
         125,000.....................    20,833     31,250      41,667      52,083       62,500
         150,000.....................    25,000     37,500      50,000      62,500       75,000
         175,000.....................    29,167     43,750      58,333      72,917       87,500
         200,000.....................    33,333     50,000      66,667      83,333      100,000
         250,000.....................    41,667     62,500      83,333     104,167      125,000*
         300,000.....................    50,000     75,000     100,000     125,000*     150,000*
         350,000.....................    58,333     87,500     116,667     145,833*     175,000*

       -----------------------------
       * These amounts are subject to reduction because of the annual pension limitations imposed by the Employee Retirement Income Security Act of 1974; the extent of any reduction, however, will vary in individual cases according to circumstances existing at the time pension payments begin.

     The benefit calculation formula provides a benefit of 1 2/3% of average remuneration, less 1 2/3% of primary Social Security benefits, times years of service (to a maximum of 30 years). Calculations for the table do not include the Social Security offset, since the amount of offset varies with the year a participant attains age 65.

     The Pension Plan allows for early retirement upon attainment of age 55. The amount of the participant's monthly retirement income will be his basic benefit reduced by an amount equal to .5% for each month that his payments commence prior to age 65.

     As of April 1, 1996, the full years of service credit were, Mr. Mohrhauser 27; Mr. Magulski, 2; Mr. Sukalich, 6; and Mr. McKendrey, 32. In accordance with the requirements of the Internal Revenue Code, Mr. Mohrhauser's benefits under the Pension Plan commenced on April 1, 1995. Mr. Mohrhauser received $71,243 during fiscal year 1996.

SUPPLEMENTAL PENSION AGREEMENT

     This agreement, entered into on July 15, 1976, provides that the Company will pay Mr. James E. Mohrhauser annually an amount equal to 2 2/3% of his average annual compensation (as defined in the Pension Plan), multiplied by his years of service, and reduced by the sum of (a) 1 2/3% times his primary Social Security benefit, multiplied by his years of service, and (b) the amount of retirement benefits received or receivable as a single life annuity from all other retirement plans maintained by the Company or any of its subsidiaries. Mr. Mohrhauser's benefits began April 1, 1994. During fiscal year 1996, Mr. Mohrhauser received the combined annual benefit provided by this agreement and the Pension Plan in the amount of $148,330.

PERSONNEL, COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Personnel, Compensation and Stock Option Committee (the "Committee") of the Board of Directors establishes compensation objectives and policies for all employees and determines compensation for the Company's executive officers, including the Named Officers. The Committee is comprised entirely of independent outside directors.

     The Committee's objectives are to provide rewards which are linked to Company and individual performance, and ensure that compensation and benefits are at competitive levels enabling the Company to attract and retain quality employees.

     The Committee annually approves the base salaries of all executive officers. For all executive officers other than the Chief Executive Officer, the Committee closely reviews with management its recommendations prior to approval of such salaries. Factors considered by management in its recommendations and by the Committee in its approval process are the individual performance of each executive officer and his or her contribution to the overall performance of the Company or operating division. Company and division performance is measured against the operating plans, as approved by the Company's Board of Directors. Achievement of the operating objectives stated in the plans does not result in a predetermined level of compensation. Compensation practices for comparable positions outside the Company, as well as each executive officer's responsibilities and experience are also considered. The practice of establishing base salaries is subjective.

     The Committee approved a 10% increase in Mr. Mohrhauser's annual base salary to $220,000 for fiscal 1996. The Committee felt the increase was in order as Mr. Mohrhauser continues to provide strong leadership in the development of the new management team and the refocus of the company.

     Presidents of the Company's operating units participate in bonus plans. Payments are made in cash pursuant to a plan approved annually by the Committee. The plan provides for bonuses up to 40% of base salary for operating unit presidents. Under the formula, up to 50% of bonus is paid for attaining the business' budgeted operating income goal, up to 30% of bonus is paid for attaining the division's budgeted sales goal, and up to 20% of bonus is paid for attaining measurable objectives established for each participant in the plan. An over-achievement component is included if a business exceeds 100% of its operating income objective.

     Bonuses for executive officers other than operating unit presidents are paid based on a plan approved by the Committee. The plan is similar to that of unit presidents in that it provides for bonuses up to 50% of base salary if the Company achieves established financial goals based principally on achievement of the Company's net earnings goal and attainment of measurable objectives established for each participant in the plan. Under this plan, in fiscal year 1996, the Committee awarded Mr. Mohrhauser a bonus in an amount equal to 7.5% of his base salary. The plan also gives the Committee discretionary authority to award additional bonuses for outstanding individual performance by an executive officer.

     The Committee is responsible for the administration of the Versa Technologies, Inc. 1992 Employee Incentive Stock Option Plan ("the Option Plan"). The purpose of the Option Plan is to promote the long-term success of the Company by providing financial incentives to key employees who are in positions to make significant contributions toward such success. Management makes subjective recommendations to the Committee for the grant of options to all participants in the Option Plan, including the executive officers except Mr. Mohrhauser. Mr. Mohrhauser was not granted an option during fiscal 1996.

     This report is submitted by the Personnel, Compensation and Stock Option
Committee:

                                          Joan R. Lloyd, Chairperson
                                          Denis H. Carroll
                                          William P. Killian
                                          Herman B. McManaway

PERFORMANCE GRAPH

5 Year--Total Return

     The following Common Stock performance graph compares the yearly change in the Company's cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S & P Diversified Manufacturers Index and the Russell 2000 Index during the five year period ended March 31, 1996.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                                  VERSA TECH-    S & P DIVER-
      MEASUREMENT PERIOD           NOLOGIES,      SIFIED MFG.    RUSSELL 2000
    (FISCAL YEAR COVERED)            INC.            INDEX           INDEX
3/31/91                                  100.0           100.0           100.0
3/31/92                                  109.0           109.7           121.0
3/31/93                                   99.9           118.8           139.0
3/31/94                                  118.1           138.6           154.3
3/31/95                                  113.5           161.5           162.8
3/31/96                                  121.5           227.6           210.0

(1) Assumes that the value of the investment in Versa Technologies, Inc.'s Common Stock and each index was $100 on March 31, 1991 and that all dividends were reinvested.

(2) The Russell 2000 Index is comprised of medium sized companies ranked by market capitalization from 1,001 to 3,000. Approximately 60% of the companies in the index are traded on NASDAQ.

                                   PROPOSAL 2

                      APPROVAL OF VERSA TECHNOLOGIES, INC.
                          1996 EMPLOYEE STOCK PURCHASE
                            AND PAYROLL SAVINGS PLAN

     On May 17, 1996, the Board of Directors adopted, subject to the approval of the shareholders, the Versa Technologies, Inc. 1996 Employee Stock Purchase and Payroll Savings Plan (the "Plan"). If approved by the shareholders, the Plan will be implemented in December 1996. Should the Plan fail to receive shareholder approval, the Plan will be considered null and void.

     A brief summary of the Plan follows. This summary should be read in conjunction with the Plan, a copy of which is attached to this proxy statement as Exhibit A, and which is hereby incorporated by reference herein.

GENERAL

     The Plan is designed to encourage savings by employees of the Company and its subsidiaries and to give eligible employees an opportunity to purchase Common Stock on an advantageous basis with the proceeds obtained from periodic payroll savings deductions from the compensation of such employees. As described below, pursuant to the Plan, eligible employees were granted options on May 17, 1996 to purchase Common Stock ("Options") of the Company. The Plan shall be administered by the Board of Directors, however, the Board may delegate all or any part of its functions under the Plan to a committee designated by it.

NUMBER OF SHARES OF COMMON STOCK

     The number of shares of Common Stock for which Options may be granted under the Plan initially is 125,000 shares. The number of shares authorized under the Plan, the number and class of shares or other securities issued upon exercise of an Option, the per share Option price and the minimum number of shares subject to an Option are subject to adjustment in the event of any stock split, consolidation, recapitalization, reclassification or a similar change in capitalization or any merger, consolidation or sale of assets of the Company.

ELIGIBLE EMPLOYEES

     Every individual who, as of May 17, 1996 was a regular full-time employee of the Company or any division or subsidiary continuously since April 1, 1996, except officers of the Company and the presidents of the operating divisions of the Company, is eligible to participate in the Plan. There were 572 such employees on May 17, 1996.

OPTIONS GRANTED UNDER THE PLAN

     On May 17, 1996, Options to purchase shares of Common Stock were granted to all eligible employees, subject to shareholder approval of the Plan. Each eligible employee will be entitled to purchase the lesser of 500 shares of Common Stock or the whole number of shares equal to 10% of the employee's base compensation (defined in the Plan as annual base compensation as of May 17, 1996, or in the case of an hourly employee, his or her hourly rate on May 17, 1996 times the number of hours in his or her normal work week, up to 40, times
52) divided by the per share Exercise Price (defined below). The number of shares subject to an Option may be reduced upon a termination of employment, a temporary termination (as defined in the Plan), a reduction in payroll savings deductions, or a decrease in the expected amount of funds available in an employee's payroll savings account for the purchase of shares pursuant to the exercise of an Option.

EXERCISE PRICE

     On May 17, 1996, the closing price of the Common Stock on the NASDAQ was $13.625. The per share Exercise Price is $12.27 per share, which is 90% of the closing price of the Common Stock on May 17, 1996.

EMPLOYEE PARTICIPATION IN THE PLAN

     Each eligible employee may elect to participate in the Plan by requesting, on or after December 1, 1996 and on or before 5:00 p.m. on December 16, 1996, that the Company make deductions from his or her compensation and credit such amounts to a payroll savings account on his or her behalf. A participant will be entitled to determine the amount of the deductions from his or her compensation, provided that such deductions must be sufficient to permit accumulation of at least $500 during the term of the Plan and may not be larger than the amount needed to accumulate sufficient funds to purchase the number of shares subject to the participant's Option at the Exercise Price. Deductions will continue during a period of approximately two years beginning on January 1, 1997. During such time a participant may reduce the rate of, or withdraw all of his or her deductions. A participant may make a cash payment to the Company, or increase his or her deductions only if he or she recommences employment following a "temporary termination" (as defined in the Plan) of employment. The Company will credit the payroll savings account of each participant with interest at an annual rate of 3.0% compounded quarterly.

TERMS OF OPTIONS

     The Option of a participant shall expire, and his or her participation shall terminate: (a) 30 days following termination of employment, other than a temporary termination or a termination caused or followed within 30 days by death; (b) 90 days after the death of a participant occurring while employed, during a temporary termination or within 30 days of termination of employment;
(c) if the number of shares subject to his or her Option is less than the number of shares that could be purchased under the Plan with $500; (d) upon his or her request for a withdrawal from his or her savings account; (e) on the exercise of his or her Option as to all shares covered thereby; or (f) at 5:00 p.m. on January 22, 1999 (or the earlier termination of the Plan).

EXERCISE OF OPTIONS

     Between January 2, and January 21, 1998 and again between January 4 and January 22, 1999, each participant may use all or a portion of the funds in his or her payroll savings account to purchase, at the per share Exercise Price, up to the number of whole shares of Common Stock subject to his or her Option, so long as the number of shares purchased is a least equal to the number of shares that could be purchased under the Plan with $500.

     If a participant's employment with the Company terminates during either exercise period (other than a temporary termination or as a result of death), each participant may exercise all or a portion of an Option not previously exercised during the thirty days following the date of termination, but not later than 5:00 p.m. on January 22, 1999. If a participant's employment with the Company terminates as a result of death, or if a participant dies within 30 days after termination of employment, the person acquiring the right to exercise such Option may exercise all or a portion of such Option during the ninety days following the participant's death, but not later than 5:00 p.m. on January 22, 1999.

RESTRICTION ON TRANSFERABILITY

     During the lifetime of a participant, an Option is not transferable and may be exercised only by the participant.

TAX ASPECTS OF THE PLAN

     A participant will not recognize income, either at the time of grant or exercise of an Option under the Plan. The Company will not recognize gain or loss from the transfer of its Common Stock pursuant to the exercise of an Option.

     Upon a disposition of Common Stock acquired pursuant to the exercise of an Option after the expiration of two years from the date the Option is granted, and one year from the date the Common Stock is transferred to him or her pursuant to the exercise of an Option, a participant will recognize taxable gain in an amount equal to the excess of the proceeds from the sale of the Common Stock over the Exercise Price. The excess of the fair market value of the Common Stock at the date of grant over the Exercise Price, will be taxed at ordinary income rates. The balance of any taxable gain will be taxed at capital gain rates. The participant could recognize a taxable loss if the Exercise Price exceeds the sale proceeds. If a participant disposes of Common Stock acquired by the exercise of an Option after the expiration of both the two-year and one-year holding periods, the Company will not be entitled to a deduction.

     If a participant disposes of Common Stock acquired by the exercise of an Option prior to the expiration of two years from the date the Option is granted, and one year from the date the Common Stock is transferred to him or her pursuant to the exercise of an Option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of such Common Stock at the date of exercise over the Exercise Price. The excess of the sale proceeds over the sum of (1) the Exercise Price, and (2) the ordinary income recognized, will be taxed as capital gain. In this situation, the Company will be entitled to a deduction in an amount equal to the excess of the fair market value of the Common Stock on the date the Option was exercised over the Exercise Price. The deduction is reduced by the lesser of (1) the excess of the fair market value of the Common Stock on the date of grant over the Exercise Price, and (2) the excess of the fair market value of the Common Stock on the date of disposition over the Exercise Price.

AMENDMENT OF PLAN

     The Board of Directors may amend the Plan; provided that, except for changes required by the Internal Revenue Code or Federal or state securities laws, no amendment may adversely affect Options previously granted or rights previously accrued under the Plan or increase the number of shares of Common Stock subject to the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock represented at the meeting and entitled to vote. The Board of Directors recommends that you vote FOR approval of the Plan. All properly executed proxies received by the Company, unless marked to the contrary or revoked, will be so voted.

                                   PROPOSAL 3

                     AMENDMENT OF VERSA TECHNOLOGIES, INC.
                   1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN

     On May 17, 1996, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1992 Versa Technologies, Inc. Employee Incentive Stock Option Plan (the "Option Plan") increasing the number of shares of Common Stock that may be made subject to options under the Option Plan from 300,000 to 500,000. As of May 17, 1996, an aggregate of 66,500 options to purchase shares of Common Stock were available for future grants under the Option Plan. On May 17, 1996, the closing price of the Company's shares of Common Stock was $13.625. The Board believes that there is a continuing need, and that it is in the best interests of the Company and its stockholders, to make stock options available to key employees so that the Company will be able to hire and retain highly qualified personnel. Accordingly, the Board recommends the proposed increase in the number of shares of Common Stock as to which options may be granted under the Option Plan.

GENERAL

     The Committee, which is responsible for administering and interpreting the Option Plan, determines the employees eligible to receive grants of Incentive Stock Options ("Options") within the meaning of Section 422(b) of the Internal Revenue Code and, in a manner consistent with the Option Plan, the terms of those options. Approximately 35 key employees are currently eligible to receive Options under the Option Plan. The number of Options to be granted in the future to participants in the Option Plan are not determinable at this time. Reference is made to the caption entitled "Option Grants in Fiscal Year 1996," and the disclosure included thereunder which states that no Options were granted under the Option Plan to the Named Officers during fiscal 1996. All participants in the Option Plan as a group were granted 17,500 Options during fiscal 1996. The proposed amendment will not modify the Option Plan in any respect except to increase the number of shares of Common Stock covered by the Option Plan.

TERMS OF GRANT, EXPIRATION AND EXERCISE

     The Option Plan provides that no Options may be granted after the earlier of March 23, 2002, or the termination of the Option Plan by the Board of Directors. Options under the Option Plan generally are not exercisable more than ten years after the date of grant. Any Option granted under the option plan must have an exercise price of at least 100% of the fair market value of a share of Common Stock on the date of grant and must expire no later than five years from that date. No Options may be exercisable on terms more favorable than 25% annual increments beginning on the first anniversary of the date of grant. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which Options are exercisable for the first time by a participant during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000.

ADJUSTMENTS

     The Committee will make appropriate adjustments to the number of shares authorized under the Option Plan, the number and class of shares issued upon exercise of an Option and/or the Option price in the event of any stock dividend, stock split, reclassification or a similar change in capitalization or any merger, consolidation or sale of assets of the Company.

AMENDMENT OR TERMINATION

     The Board of Directors may amend or terminate the Option Plan, provided that no such action may adversely affect Options previously granted under the Option Plan. In addition, the Board must obtain shareholder approval in order to
(a) change the number of shares available for grant under the Option Plan; (b) extend the duration of the Option Plan; (c) increase the maximum terms of Options under the Option Plan; (d) decrease the exercise price below the par value of the Common Stock; or (e) change the class of key employees eligible to participate in the Option Plan.

TAX ASPECTS OF OPTIONS GRANTED UNDER THE OPTION PLAN

     The following discussion is intended to summarize briefly the general principles of Federal income tax law applicable to each Option granted under the Option Plan. A recipient of an Option will not recognize taxable income upon either the grant or exercise of the Option. The option holder will recognize long-term capital gain or loss on a disposition of the share of Common Stock acquired upon exercise of an Option, provided the option holder does not dispose of those shares of Common Stock within two years from the date the Option was granted or within one year after the shares of Common Stock were transferred to such option holder (a "disqualifying disposition"). Currently, for regular Federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28%, while ordinary income may be subject to a maximum rate of 39.6%. If the option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an Option.

     As a general rule, if the option holder disposes of the shares of Common Stock in a disqualifying disposition, the gain recognized will be taxed as ordinary income to the extent of the differences between (a) the lesser of the fair market value of the shares of Common Stock on the date of exercise or the amount received for the shares of Common Stock in the disqualifying disposition, and (b) the adjusted basis of the shares of Common Stock, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares of Common Stock prior to the disposition.

     The amount by which the fair market value of a share of Common Stock at the time of exercise exceeds the exercise price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the Option. Currently, the alternative minimum tax rate is 24%. If an option holder pays alternative minimum tax with respect to the exercise of an Option, the amount of such tax paid will be allowed as a credit against regular tax liability in subsequent years. The option holder's basis in the shares of Common Stock for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock represented at the meeting and entitled to vote. The Board of Directors recommends that you vote FOR approval of the Option Plan. All properly executed proxies received by the Company, unless marked to the contrary or revoked, will be so voted.

                                   PROPOSAL 4

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to serve as auditors for the Company during the ensuing year. Unless otherwise directed, the proxy will be voted in favor of the ratification of such appointment. Although this appointment is not required to be submitted to a vote by shareholders, the Board of Directors believes it appropriate as a matter of policy to request that shareholders ratify the appointment. If shareholder ratification is not received, the Board of Directors will reconsider the appointment.

     Deloitte & Touche LLP has served as auditors for the Company since 1976.

     It is expected that a representative of the auditors will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions at the meeting.

                         TRANSACTION OF OTHER BUSINESS

     The Board of Directors is not aware of any other matters which are to be presented at the meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with the best judgment of a majority of them on the matters presented.

                DEADLINE FOR SHAREHOLDER PROPOSALS--1997 MEETING

     A proposal that a shareholder intends to present at the 1997 Annual Meeting can be considered for inclusion in the proxy materials for that meeting only if received in writing by the Company at its principal office on or before February 17, 1997.

                                 ANNUAL REPORT

     The Company's annual report to shareholders for the fiscal year ended March 31, 1996, accompanies or preceded this proxy solicitation, but the report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation materials.

                                          By Order of the Board of Directors

                                          Law.Block Sig
                                          LAWRENCE BLOCK, Secretary

June 17, 1996

                                                                       EXHIBIT A

                            VERSA TECHNOLOGIES, INC.

             1996 EMPLOYEE STOCK PURCHASE AND PAYROLL SAVINGS PLAN

     1. Purpose. The Plan is designed to encourage savings by Eligible Employees of the Company and its Subsidiaries, and to give those employees an opportunity to acquire Stock of the Company on an advantageous basis over a 24-month period.

     To accomplish these objectives, Eligible Employees will be given an opportunity to authorize Periodic Payroll Savings Deductions which will be credited to a Payroll Savings Account under the Plan and earn interest. The Adjusted Balance of the Payroll Savings Account may be applied to the purchase of Stock of the Company or withdrawn in cash by the Participant, both as provided below.

     2. Definitions. Unless otherwise required by the context, when used in the Plan, the following words and phrases shall have the meanings set forth below:

          (a) "Adjusted Balance" means the balance in a Participant's Payroll Savings Account (as adjusted periodically to account for (i) credits of Periodic Payroll Savings Deductions, payments following a Temporary Termination pursuant to Section 4(d)(i) of the Plan and the accrual of interest, and (ii) debits for purchases of shares of Stock or voluntary withdrawals).

          (b) "Base Compensation" means an Eligible Employee's annual base compensation rate as of May 17, 1996. In the case of an Eligible Employee compensated on an hourly basis, the annual base compensation rate shall equal the product of the Eligible Employee's hourly rate in effect on May 17, 1996 times the number of hours in his or her normal scheduled work week (up to a maximum of 40) times 52.

          (c) "Board of Directors" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Company" means Versa Technologies, Inc., a Delaware corporation.

          (f) "Designated Representative of the Company" means the person or persons appointed by the Company to accept communications from Participants under the Plan.

          (g) "Effective Date of the Plan" means May 17, 1996.

          (h) "Eligible Employee" means (subject to the limitations provided in Section 20 of the Plan) a person who, on the Effective Date of the Plan, is a regular full-time employee of the Company, its divisions or Subsidiaries and who has been so employed since April 1, 1996. A person shall be considered a regular full-time employee for purposes of this definition if he or she is customarily employed for more than 20 hours per week and more than five months per calendar year. Officers of Versa Technologies, Inc. and presidents of its operating divisions shall not be eligible to participate in the Plan.

          (i) "Exercise an Option" means electing to purchase shares of Stock pursuant to the provisions of the Plan.

          (j) "Minimum Exercisable Option" means an Option for the whole number of shares of Stock equal to $500 divided by the Per Share Option Price, subject to adjustment as provided in Section 11 of the Plan.

          (k) "Option" means the right to purchase a specified number of shares of Stock as set forth in and subject to the provisions of the Plan.

          (l) "Option Period" means the period beginning on the Effective Date of the Plan and ending at 5:00 p.m. on January 22, 1999.

          (m) "Participant" means an Eligible Employee who has directed the Company to make periodic Payroll Savings Deductions from his or her compensation and credit amounts so deducted to his or her Payroll Savings Account as provided in Section 4 of the Plan.

          (n) "Payroll Savings Account" means the record of money held by the Company for a Participant pursuant to the provision of the Plan derived from Periodic Payroll Savings Deductions, payments following a Temporary Termination pursuant to Section 4(d)(i) of the Plan and interest accrued thereon.

          (o) "Payroll Savings Period" means (i) with respect to an Eligible Employee compensated on an hourly basis, the 104-week period beginning with the first day of the payroll period which includes January 1, 1997; and
     (ii) with respect to an Eligible Employee compensated on a salaried basis, the two-year period beginning on January 1, 1997.

          (p) "Per Share Option Price" means ninety percent (90%) of the closing price of the Stock as reported by the NASDAQ/NMS system (rounded, if necessary, to the next higher whole cent) on the Effective Date of the Plan.

          (q) "Periodic Payroll Savings Deductions" means the periodic deductions made from the compensation of a Participant and credited to his or her Payroll Savings Account pursuant to the Participant's direction.

          (r) "Plan" means the Versa Technologies, Inc. 1996 Employee Stock Purchase and Payroll Savings Plan as set forth herein and amended from time to time.

          (s) "Principal Executive Offices" means the offices of the Company located at 9301 Washington Avenue, Sturtevant, Wisconsin 53177.

          (t) "Stock" means the $.01 par value common stock of the Company.

          (u) "Subsidiaries" means the wholly-owned subsidiaries of the Company, Moxness Products, Inc. and its wholly owned subsidiary Moxness Thermoplastics, Inc., Lovdahl Manufacturing, Milwaukee Cylinder and its wholly owned subsidiary Power Gear, and Mox-Med, Inc. and any wholly-owned subsidiary hereafter acquired or created by the Company or any of its Subsidiaries.

          (v) "Termination Date of the Plan" means January 22, 1999 or such earlier time that the Plan is terminated by the Board of Directors.

          (w) "Temporary Termination" means the cessation of employment of a Participant with the Company and all Subsidiaries under circumstances making it likely, in the judgment of the Company determined at the date of such cessation, that the cessation will not be permanent, including but not limited to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or authorized leave of absence, but not including any circumstance in which the Participant quits or is discharged for any reason.

     3. Granting of Option and Basis of Participation. As of the Effective Date of the Plan, each Eligible Employee is hereby granted the Option to purchase shares of Stock at the Per Share Option Price. The Option hereby granted to an Eligible Employee will entitle him or her to purchase the lesser of 500 shares of Stock or the whole number of shares of Stock equal to 10% of the Eligible Employee's Base Compensation divided by the Per Share Option Price. Within a reasonable time after the Effective Date of the Plan, the Company shall mail or deliver to each Eligible Employee a copy of the Plan and a certificate evidencing the granting of such Option and the terms and provisions thereof.

     The total number of shares of Stock authorized for use in the Plan is 125,000; provided that if any time a lesser number of shares of Stock is subject to Options hereunder, the number of shares of Stock so authorized shall be deemed to be the number then subject to Options.

     4. Participation, Savings Opportunities and Payroll Deductions.

          (a) An Eligible Employee will become a Participant if, on or after December 1, 1996 and prior to 5:00 p.m. on December 16, 1996, he or she completes, signs and delivers to the Designated

     Representative of the Company at its Principal Executive Offices a request, directing the Company to make specified uniform Periodic Payroll Savings Deductions from his or her compensation and credit amounts so deducted to his or her Payroll Savings Account. Such request will not be valid unless the sum of the aggregate anticipated Periodic Payroll Savings Deductions during the Payroll Savings Period equals or exceeds the product of the number of shares of Stock subject to the Minimum Exercisable Option times the Per Share Option Price; provided that such sum shall not exceed the product of the number of shares of Stock subject to the Participant's Option times the Per Share Option Price.

          (b) If the number of shares of Stock subject to a Participant's Option is reduced pursuant to Section 6(b)(i) of the Plan, the amount of the authorized Periodic Payroll Savings Deductions for such Participant shall, if necessary, be deemed reduced to a uniform amount that makes the sum of the aggregate anticipated Periodic Payroll Savings Deductions during the Payroll Savings Period equal to the product of the adjusted number of shares of Stock then subject to the Participant's Option times the Per Share Option Price.

          (c) If the pay period of a Participant is changed during the Payroll Savings Period, the amount of the Participant's Periodic Payroll Savings Deductions shall be adjusted so that the predetermined Periodic Payroll Savings Deduction is a uniform amount necessary to make the sum of the Adjusted Balance then in the Participant's Payroll Savings Account and anticipated Periodic Payroll Savings Deduction during the balance of the Payroll Savings Period equal to the number of shares of Stock subject to the Participant's Option times the Per Share Option Price.

          (d) If a Participant returns to the employ of the Company or any Subsidiary after incurring a Temporary Termination, then within 30 days after such return to employment, the Participant may (i) pay to the Company an amount up to the sum of all Periodic Payroll Savings Deductions which would have been made during such period of Temporary Termination, which amount shall be credited to his or her Payroll Savings Account; or (ii) direct the Designated Representative of the Company to increase the amount of his or her subsequent Periodic Payroll Savings Deductions by the uniform amount necessary to make up to the sum of all Periodic Payroll Savings Deductions which would have been made during such period of Temporary Termination.

          (e) The Participant may, at any time, direct the Designated Representative of the Company to reduce the amount of future Periodic Payroll Savings Deductions to any uniform amount; provided that such reduction may not bring such deductions below the amount needed to make the sum of the Adjusted Balance then in the Participant's Payroll Savings Account and anticipated Periodic Payroll Savings Deductions during the balance of the Payroll Savings Period equal to the product of the Minimum Exercisable Option times the Per Share Option Price.

     5. Deductions, Manner of Holding Funds and Interest.

          (a) Subject to adjustment, as provided elsewhere in the Plan, Periodic Payroll Savings Deductions shall be made in equal installments over the Participant's regular pay periods falling within the Payroll Savings Period. All Periodic Payroll Savings Deductions made by the Company hereunder shall be held, unsegregated, in such manner as the Company determines.

          (b) A Participant may at any time terminate his or her participation hereunder and withdraw all of the Adjusted Balance of his or her Payroll Savings Account. (No partial withdrawals are permitted.) Such request shall be in writing and directed to the Designated Representative of the Company at its Principal Executive Offices. Amounts requested hereunder shall be paid within 15 days after the end of the months in which the request was received, or as soon after said 15th day as reasonably possible.

          (c) The Company will credit the Payroll Savings Account of each Participant on the last day of each December, March, June and September during the Payroll Savings Period with interest compounded quarterly at the rate of 3.0 percent per annum on the average Adjusted Balance in such Participant's Payroll Savings Account as of the first day of such month and the preceding two months. For purposes of the foregoing computation, deposits of Periodic Payroll Savings Deductions to a Participant's Payroll Savings Account shall be deemed made on the last day of the applicable pay period.

     No interest will accrue for the quarter in which a participant terminates his or her participation in the Plan and withdraws the Adjusted Balance of his or her Payroll Savings Account. In no event will interest accrue to a Payroll Savings Account after December 31, 1998.

          (d) The Company shall furnish each Participant with a statement showing the Adjusted Balance of his or her Payroll Savings Account within 15 days after the end of the months enumerated in subsection (c) next above.

     6. Reduction of Shares Subject to Option.

          (a) The number of shares of Stock subject to a Participant's Option shall be reduced to the Exercisable Amount:

             (i) Thirty days after the Participant returns to the employ of the Company or any Subsidiary following a Temporary Termination, if the Participant does not make the payment or adjustment provided in Section 4(d) of the Plan;

             (ii) Upon the death or termination of employment of the Participant with the Company and all Subsidiaries, other than a Temporary Termination;

             (iii) If the Participant reduces the amount of his or her Periodic Payroll Savings Deductions, pursuant to Section 4(e) of the Plan; or

             (iv) If at any time the sum of accumulated and anticipated Periodic Payroll Savings Deductions during the Payroll Savings Period is projected to be less than the product of the number of shares of Stock subject to the Participant's Option times the Per Share Option Price.

        For purposes of this subsection, "Exercisable Amount" with respect to a Participant's Options means a number of shares of Stock equal to the sum of the Adjusted Balance in the Participant's Payroll Savings Account and anticipated Periodic Payroll Savings Deductions during the balance of the Payroll Savings Period divided by the Per Share Option Price.

          (b) The number of shares of Stock subject to a Participant's Option shall be reduced as specified in the following circumstances:

             (i) If, as of 5:00 p.m. on December 16, 1996 the total number of shares of Stock subject to all Options granted hereunder exceeds the number of Shares of Stock authorized for the Plan, as set forth in
        Section 3 of the Plan, such excess shares shall be allocated as a percentage reduction of the shares of Stock subject to each Participant's Option whose Option is in excess of the Minimum Exercisable Option. The reduction percentage shall be determined by dividing the number of excess shares by the total number of shares of Stock subject to all Participants' Options whose Options are in excess of the Minimum Exercisable Option; provided, however, that any Option thus reduced below the level of a Minimum Exercisable Option shall be restored to the level of a Minimum Exercisable Option; and the total number of shares thus required to restore Options to the level of a Minimum Exercisable Option shall be reallocated as a further pro rata reduction of Options not so reduced to the Minimum Exercisable Option level. This reallocation process will be repeated to the extent necessary to maintain all Options at or above the Minimum Exercisable Option level, so that, except for eliminating fractional shares of Stock subject to Option as provided in Section 22, the total number of shares of Stock subject to Options shall equal the total number of shares authorized for the Plan.

             (ii) Upon the exercise of an Option granted hereunder as to less than all of the shares of Stock subject to such Option, the number of shares of Stock subject to such Option shall be reduced by the number of shares of Stock purchased on such exercise.

          (c) In the event of a reduction under either (a) or (b), the Company shall change its records to reflect the reduction and may demand that the Participant return any certificate previously delivered to him to represent his or her Option; provided that if the Participant has returned such certificate, the

     Company shall amend and return the certificate or issue a new certificate accurately reflecting the number of shares of Stock then subject to the Participant's Options.

     7. Expiration of Option and Termination of Participation.

     An Option granted hereunder shall expire and the participation of a Participant hereunder shall terminate, in any of the following events:

          (a) Thirty days after a termination of employment by a Participant with the Company and all Subsidiaries other than a Temporary Termination or death;

          (b) Ninety days after the death of a Participant which occurs while he or she is employed, during the 30-day period referred to in (a) next above, or during a Temporary Termination;

          (c) On the exercise of an Option as to all shares of Stock subject to the Option;

          (d) If the number of shares of Stock subject to the Participant's Option falls below the Minimum Exercisable Option;

          (e) If during the Payroll Savings Period, he or she requests withdrawal of the amount credited to his or her Payroll Savings Account; or

          (f) Notwithstanding any other provision of the Plan, at 5:00 p.m. on January 22, 1999, or on the earlier Termination Date of the Plan.

     Upon the termination of participation of a Participant hereunder, Periodic Payroll Savings Deductions shall cease as to the Participant and, as soon as practicable thereafter, the Adjusted Balance in the Participant's Payroll Savings Account will be paid to the Participant.

     8. Exercise of Option.

          (a) An Option granted under the Plan may be exercised at any of the following times:

             (i) Between January 2, and January 21, 1998; and

             (ii) Between January 4, and January 22, 1999

             (iii) If the Participant's employment with the Company and all Subsidiaries terminates during the Option Period, under circumstances other than a Temporary Termination or death, then during the period beginning on the date of his or her termination of employment and ending on the earlier of the 30th day following such termination or 5:00 p.m. on January 22, 1999.

             (iv) If a participant dies during the Option Period while employed, during the 30-day period referred to in (iii) next above, or during a Temporary Termination, then during the period beginning with the date of death and ending on the earlier of 90 days following his or her death or 5:00 p.m. on January 22, 1999.

          (b) During each permitted exercise period, the Participant, or if applicable his or her estate or the person acquiring the right to exercise the Option upon his or her death by bequest or inheritance, may exercise the Option in whole or in part, but in no event for a number of shares of Stock less than the Minimum Exercisable Option or greater than the number of shares of Stock equal to the Adjusted Balance in his or her Payroll Savings Account on the permitted exercise date or, if earlier, his or her date of termination of employment (other than a Temporary Termination) divided by the Per Share Option Price.

          (c) A Participant, or other person specified above, shall Exercise an Option only by delivering written notification of such exercise to the Designated Representative of the Company at its Principal Executive Offices. An exercise will only be effective if it is received at or before 5:00 p.m. on the last day of the period during which the Option is exercisable. An exercise delivered prior to that deadline will not become effective until such time, and until effective may be revoked by delivery of a written revocation of exercise to the Designated Representative of the Company at its Principal Executive Offices.

          (d) When the Exercise of all or a portion of an Option becomes effective, the Participant's Payroll Savings Account will be debited in an amount equal to the product of the number of shares of Stock subject to the exercise times the Per Share Option Price. As soon as reasonably possible following such exercise, a certificate representing the shares of Stock purchased, registered in the name of the Participant (or other permitted purchaser), shall be delivered to the Participant (or such other purchaser).

          (e) Any portion of the Adjusted Balance remaining in a Participant's Payroll Savings Account after January 22, 1999 shall be paid to him or her as soon as possible thereafter.

     9. Transferability. No Option may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, other disposition of the Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Participant during his or her lifetime, or by his or her estate of the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

     A Participant may not assign, transfer, pledge, or hypothecate in any way the funds credited to his or her Payroll Savings Account. Any such attempted assignment, transfer, pledge, hypothecation, or other disposition of amounts credited to his or her Payroll Savings Account shall be null and void and without effect.

     10. Employment of Eligible Employees. Neither the Plan nor its operation nor the granting of an Option under the Plan shall confer upon an Eligible Employee any right to continue to the employ of the Company or of its Subsidiaries, nor shall they interfere in any way with the right of any Eligible Employee to terminate his or her employment at any time.

     11. Adjustment Provisions.

        (a) If:

             (i) any recapitalization, reclassification, split-up or consolidation of Stock is effected;

             (ii) The outstanding shares of Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all its assets for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation; or

             (iii) New, different or additional shares or other securities of the Company or of another corporation are received by the holders of Stock;

        then the Board of Directors shall make appropriate adjustments to:

             (i) The number and class of shares or other securities that may be issued pursuant to the exercise of an Option;

             (ii) The Per Share Option Price;

             (iii) The Minimum Exercisable Option; and/or

             (iv) The number of shares of Stock authorized for the Plan.

        In adjusting the number of shares, the Committee shall drop any fractional shares from the final calculation of shares of Stock subject to an Option. In adjusting the Per Share Option Price, such price shall be rounded if necessary to the next higher whole cent.

          (b) Upon the dissolution of liquidation of the Company, or, if the Board of Directors so determines, upon a merger or consolidation of the Company, any Option granted hereunder shall expire as of the effective date of the transaction; provided, however, that the Board of Directors shall give at least 30 days prior written notice of such expiration and each Participant's Option shall be exercisable, after receipt of such written notice and prior to such expiration but only if the Adjusted Balance in the Payroll Savings

     Account of such Participant equals or exceeds the product of the Minimum Exercisable Option times the Per Share Option Price and the Participant exercises his or her Option for a number of shares of Stock equal to or greater than the number of shares of Stock subject to the Minimum Exercisable Option. The Adjusted balance of a Participant's Payroll Savings Account shall be debited with the amount of any purchase made pursuant to this subsection (b) and each Participant shall be paid the Adjusted Balance, if any, in his or her Payroll Savings Account remaining after any such debit as soon as practicable after the effective date of the transaction which caused his or her Option to expire.

          (c) Adjustments under subsection (a) shall be made according to the sole discretion of the Board of Directors, and its decision shall be binding and conclusive.

          (d) Except as provided in subsections (a) and (b) the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall not affect an Option.

     12. Additional Conditions. Options granted and shares of Stock issued under the Plan may be granted or issued subject to such uniform conditions (not inconsistent with Section 423 of the Code), in addition to those specifically provided in the Plan, as the Board of Directors may impose.

     13. Amendment of Plan. The Board of Directors may, at any time, amend the Plan, but except if necessary for compliance with Section 423 of the Code or applicable state or federal securities laws, no such amendment shall adversely affect Options previously granted or rights accrued under the Plan or increase the total number of shares which may be purchased under the Plan to an amount in excess of the authorized amount.

     14. Securities Laws. Implementation of the Plan by the Company, including delivery of certificates for Options or shares of Stock by the Company, may be deferred until any required registration or qualification of the Plan, the Options, or the Stock under any applicable federal or state securities or other law is effected, or other action is taken in compliance with any such law and the Company will use its best efforts to effect such registration or take such other action.

     15. Forms. Every request, direction, revocation or election authorized or required by the Plan shall be in such form as shall be determined by the Board of Directors. Any such request, direction, revocation or election shall be deemed delivered to the Company: (a) on the date it is personally delivered to the Designated Representative of the Company at its Principal Executive Offices, or (b) one business day after it is sent by registered or certified mail, postage prepaid, addressed to such Representative at such Offices.

     16. Applicable Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in conformity with the laws of Wisconsin to the extent not inconsistent with Section 423 of the Code.

     17. Rights as Shareholders. Eligible Employees shall not, by reason of the Plan or any Option granted pursuant to it, have any rights of a shareholder of the Company, except with respect to shares of Stock acquired pursuant to exercise of an Option under the Plan.

     18. Administration of the Plan. The Plan shall be administered by the Board of Directors. However, the Board of Directors may from time to time delegate all or any part of its functions under the Plan to a committee designated by it. All questions of interpretation of the Plan and the application of its provisions, and all questions of fact, shall be determined from time to time by the Board of Directors or such committee. All such determinations of the Board of Directors or such committee made in good faith shall be final and binding, to the extent not prohibited by law, upon all parties claiming rights under the Plan.

     19. Plan Qualification. The Company intends that Options granted and Stock issued under the Plan shall be treated for all purposes as granted and issued under an Employee Stock Purchase Plan within the meaning of Section 423 of the Code. Any requirements of the Code required in the Plan under said Section are hereby included as fully as though set forth in the Plan at length.

     20. Limitation on Options. Notwithstanding any other provisions of the
Plan:

          (a) No employee shall be granted an Option under the Plan if, immediately after the Option was granted, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or any of its subsidiaries. For purposes of this subsection (a), stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code and stock which the employee may purchase under outstanding Options shall be treated as stock owned by the employee.

          (b) No employee shall be granted an Option under the Plan which permits his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its parent or subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of the grant of such Option) for each calendar year in which such Option is outstanding at any time.

     21. Shareholder Approval. The plan is adopted subject to the condition that it be approved by the shareholders of the Company at the Annual Meeting of shareholders scheduled to be held in July, 1996. The Plan shall be null and void and of no effect if not so approved by the shareholders of the Company.

     22. Elimination of Fractional Shares. Unless otherwise provided, if under any provision of the Plan which requires a computation of the number of shares of Stock subject to an Option, the number so computed is not a whole number of shares of Stock, such number of shares of Stock shall be rounded down to the next whole number.

                                                                      APPENDIX 2

                            VERSA TECHNOLOGIES, INC.

              1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN AS AMENDED

                                ---------------

                                   ARTICLE I

     1.1 Purpose. The Purpose of the Plan is to promote the long-term success of Versa Technologies, Inc. by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with Versa Technologies, Inc. and to encourage key employees to continue employment with Versa Technologies, Inc. and to render superior performance during such employment.

     1.2 Definitions. As used herein, the following definitions shall apply:

          (a) "Board of Directors" means the Board of Directors of the Company

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Personnel, Compensation and Stock Option Committee of the Board of Directors, which committee shall be composed of not less than three directors as the Board of Directors may designate from time to time. Notwithstanding anything to the contrary contained herein, no member of the Board of Directors may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time while serving on the Committee or within one year prior to such service on the Committee he or she has received Common Stock, Options, or any other derivative security pursuant to the Plan, or any other plan of the Company or any Parent or Subsidiary, as to which such director exercises any discretion.

          (d) "Common Stock" means the common stock of the Company, par value $.01 per share or such other class of shares or other securities as to which the provisions of the Plan may be applicable.

          (e) "Company" means Versa Technologies, Inc.

          (f) "Fair Market Value" of each share of the Common Stock shall be:

             (i) if the Common Stock is listed on the NASDAQ/NMS or a national securities exchange at the time of granting of an Option, the average of the high and low price, rounded up to the nearest 1/10th cent, of the Common Stock on such system or exchange on the date such Option is granted, or if there were no reported trades on such date, the closing price on the next prior date on which a trade did occur; or

             (ii) if the Common Stock is not listed on a national securities exchange or system at the time of the granting of an Option, the mean between the closing bid and asked price on said date, or if there was no bid and asked price on said date, then the next prior business day on which there was a bid and asked price.

          (g) "Grant Date", as used with respect to a particular Option, means the date as of which such Option is granted by the Committee pursuant to the Plan.

          (h) "Grantee" means the employee of the Company, its Parent or any Subsidiary, to whom an Option is granted by the Committee pursuant to the Plan.

          (i) "Option" means an option, granted by the Committee pursuant to
     Article II.

          (j) "Option Period" means the period beginning on the Grant Date and ending on the date immediately preceding the tenth anniversary of the Grant Date or at such earlier date provided under Article II.

          (k) "Parent" means any present or future corporation which would be a "parent corporation" of the Company under Subsections 424(e) and (g) of the Code.

          (l) "Plan" means the Versa Technologies Inc. 1992 Employee Stock Option Plan, as amended, as set fourth herein and as may be further amended from time to time.

          (m) "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" of the Company as defined in Subsections 424(f) and (g) of the Code.

          (n) "Total and Permanent Disability", shall mean that an individual
     (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the code); and (ii) has satisfied any requirements imposed by the Committee.

     1.3 Aggregate Limitation.

          (a) The aggregate number of shares of Common Stock with respect to which Options may be granted shall not exceed 500,000 shares subject to adjustment in accordance with Section 3.1.

          (b) Shares of Common Stock to be delivered by the Company upon the exercise of Options shall be issued from the Company's authorized but unused share of treasury shares.

          (c) In the event that any Option expires, lapses or otherwise terminates prior to being fully exercised, any shares of Common Stock allocable to the unexercised portion of such Option may again be made subject to an Option.

     1.4 Administration of the Plan.

          (a) The Plan shall be administered by the Committee, which shall have the authority:

             (i) To determine key employees of the Company, its Parent or any Subsidiary to whom, and the times at which, Options shall be granted and the number of shares of Common Stock to be subject to each Option, taking into account the nature of the services rendered by the particular employee, the employee's potential contribution to the long-term success of the Company, its Parent or any Subsidiary, and such other factors as the Committee in its discretion shall deem relevant;

             (ii) to interpret the Plan and to establish rules and regulations relating to it;

             (iii) to prescribe the terms and provisions of the agreements for the grant of Options; and

             (iv) to make all other determinations necessary or advisable in order to administer the Plan.

          Notwithstanding the preceding provisions of this section, in no event may any terms or provisions prescribed by the Committee or any other action taken by the Committee be inconsistent with or prohibited by Section 422 of the Code or regulations issued thereunder.

          (b) All decisions of the committee upon questions concerning the Plan or any Option shall be conclusive.

          (c) A majority of the Entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

     1.5 Eligibility for Awards. The Committee shall designate from time to time the key employees of the Company, its Parent and any Subsidiary who are to be granted Options. In no event may a member of the Committee be granted an Option.

     1.6 Effective Date And Duration Of Plan. The Plan shall become effective upon its adoption by the Board of Directors; provided, however, that the Plan shall be approved by the holders of a majority of the shares of Common Stock within 12 months of adoption. Any grant of an Option prior to approval of the Plan by the shareholders of the Company is subject to said shareholder approval. Unless previously terminated by the Board of Directors, no grant of an Option may be made under the Plan on or after the tenth anniversary of the earlier of its adoption by the Board of Directors or its approval by the shareholders of the Company; provided, however, that the Plan and all Options granted thereunder prior to such tenth anniversary shall remain in effect and subject to amendment and adjustment as herein provided until they have been satisfied or terminated in accordance with the terms of the Plan and the instruments evidencing the Options.

                                   ARTICLE II

                                 STOCK OPTIONS

     2.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan, grant Options to key employees to purchase shares of common stock allotted in accordance with Section 1.3.

     2.2 Options Requirement

          (a) An Option shall be evidenced by a written instrument specifying the number of shares of Common Stock that may be purchased by its exercise and the Option Period, and containing such other terms and conditions consistent with the Plan as the Committee shall determine.

          (b) An Option shall not be granted on or after the tenth anniversary of the date upon which the Plan was adopted by the Board of Directors or, if earlier, the tenth anniversary of the date upon which the Plan was approved by the shareholders of the Company.

          (c) An Option, by its terms, shall not be exercisable after the expiration of the Option Period or after such earlier date on which the Option lapses.

          (d) The Committee may provide, in the instrument evidencing an Option, for the lapse of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee. Unless otherwise determined by the Committee in its sole discretion, the Option shall lapse prior to the expiration of the Option Period, as follows:

             (i) if a Grantee dies while employed by the Company or its Parent or any Subsidiary, or after termination of employment under circumstances described in subparagraph (ii) and prior to lapse as specified in that subparagraph, the Option shall lapse at the expiration of the twelve-month period which began on the date of death (but in no event after the expiration of the Option Period);

             (ii) if Grantee's employment with the Company or its Parent or Subsidiary terminates on account of Total and Permanent Disability, as defined in Section 1.2 of the Plan, and such termination has been approved for purposes of the Plan by the Committee, the Option shall lapse at the expiration of the twelve month period which began on the date of termination of employment except as provided in subparagraph (i) (but in no event after the expiration of the Option Period); or

             (iii) if Grantee's employment with the Company or its Parent or any Subsidiary terminates under any circumstances other than those set forth in subparagraphs (i) and (ii) of this subparagraph (d) or if the Grantee's employer ceases to be the Parent or a Subsidiary of the Company, the Option shall lapse three months after such termination or cessation (but in no event after the expiration of the Option Period).

The percentages of shares subject to an Option that are available for purchase under subparagraph (h) shall be determined at the time of the Grantee's termination of employment, regardless of whether the Option lapses on a later date in accordance with this subparagraph (d).

          (e) Subject to section 2.3 below, the Option price per share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date; but in no event shall such Option price be less than the par value of such share.

        (f) (i) An Option, by its terms, shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee's lifetime, an Option shall be exercisable only by the Grantee.

             (ii) Upon the Grantee's death, the Committee may permit that Options be transferred to and exercised by legatees of the Grantee under the Grantee's will, or by his executors, personal representatives or distributees; provided, that the Committee determines that such transfer and such exercise comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, applicable state securities laws, the requirements of any stock exchange upon which the Common Stock may then be listed, and the requirements of Section 422 of the Code and regulations issued thereunder.

          (g) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Company may approve, including shares of Common Stock of the Company valued at the Fair Market Value on the date of exercise of the Option.

          (h) Except as provided in Section 3.1, the percentage of shares of Common Stock subject to an Option that are available for purchase at a particular time shall not be greater than that determined in accordance with the following schedule:

ANNIVERSARY OF                                                   PERCENTAGE OF SHARES
  GRANT DATE                                              UNDER GRANT AVAILABLE FOR PURCHASE
- ---------------                                           -----------------------------------
     1st..................................................                  25%
     2nd..................................................                  50%
     3rd..................................................                  75%
     4th..................................................                 100%

If the Grantee's employment with the Company, its Parent or any Subsidiary terminates, the percentage of shares that are available for purchase pursuant to the foregoing schedule shall be determined as of the date of the Grantee's termination of employment, provided that the Committee, subject to paragraph (k) below, may permit, in the instrument evidencing an Option, that the Option may be exercised in full, without regard to the foregoing schedule, in the event the Grantee's employment with the Company or its Parent or any Subsidiary terminates on account of Total and Permanent Disability (and such termination is approved for purposes of the Plan by the Committee), retirement on or after the normal retirement date as defined in the defined benefit pension plan maintained by the Company, its Parent or any Subsidiary under which the Grantee is then eligible to receive benefits, or death.

          (i) Each Option granted hereunder is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

          (j) An Option shall not be granted to an individual who, on the Grant Date, owns capital stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary unless the additional restrictions of Section 2.3 are also satisfied.

          (k) The aggregate Fair Market Value (determined with respect to each Option as of the time it is granted) of the shares of Common Stock with respect to which Options under the Plan (or other time by a Grantee during any calendar year shall not exceed $100,000.00, determined in accordance with Section 422(d) of the Code.

     2.3 Ten Percent Shareholder Rule. The limitation in Section 2.2(j) above shall not apply if at the time the Option is granted, the Option price is at least 110 percent of the Fair Market Value of the Common Stock subject to the Option and the Option Period by the terms of the Option expires no later than five years from the Grant Date of the Option.

                                  ARTICLE III
                               GENERAL PROVISIONS

     3.1 Adjustment Provisions

        (a) If:

             (i) any recapitalization, reclassification, split-up or consolidation of Common Stock is effected;

             (ii) the outstanding shares of Common Stock are exchanged, in connection with a merger or consolidation of the company or a sale by the Company of all of its assets for a different number or class of shares of stock or other securities of the Company or for shares of stock or other securities of any other corporation.

             (iii) new, different or additional shares of other securities of the Company or of another corporation are received by the holders of Common Stock; or

             (iv) any distribution is made to the holders of Common Stock other than a cash dividend; then the Committee shall make appropriate adjustments to:

                (a) the number and class of shares of other securities that may be issued or transferred pursuant to Options; and

                (b) the purchase price to be paid per share under outstanding Options.

     In adjusting the number of shares, the Committee shall drop any fractional shares from the final calculation of shares subject to an Option and shall adjust the Option price per share by rounding up to the nearest 1/10th cent.

          (b) Upon the dissolution or liquidation of the Company, or, if the Committee so determines, upon a merger or consolidation of the Company, the Plan, together with any Options granted thereunder, shall terminate as of the effective date of the transaction; provided, however, that the Committee shall give at least 30 days prior written notice of such termination to all Grantees and all Options previously granted shall be exercisable, to the extent otherwise exercisable without regard to subsection (h) of Section 2.2, after receipt of such written notice and prior to such termination.

          (c) Adjustments under subsection (a) shall be made according to the sole discretion of the Committee, and its decision shall be binding and conclusive.

          (d) Except as provided in subsections (a) and (b), the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the Options.

     3.2 Additional Conditions. Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or Company may impose.

     3.3 No Right to Employment. Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or its Parent or any Subsidiary or shall affect the right of management to terminate the employment of any employee, with or without cause.

     3.4 Legal Restrictions. The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance of payment would violate any law or regulation of any governmental authority or any agreement between the company and any national securities exchange upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding compliance with all legal requirements. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of any Option or the resulting delivery of shares of Common Stock by the Company to comply with any law or regulation of any governmental authority.

     3.5 No Rights as Shareholders. No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options shall not affect the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital.

     3.6 Withholding Taxes. Upon the exercise of any Option, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

     Upon the disposition of any Common Stock acquired by the exercise of an Option, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements as a condition to the registration of the transfer of such Common Stock on its books.

     3.7 Termination and Amendment of the Plan. The Board of Directors, without further action on the part of shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Option granted thereunder or may terminate the Plan. However, no amendment, without approval of the shareholders of the Company shall (i) expect as provided in Section 3.1, materially increase the total number of shares of Common Stock that may be issued under the Plan, or increase the amount or type of benefits that may be granted under the Plan, (ii) materially change the class of employees eligible under the Plan, or (iii) materially increase benefits under the Plan to any employee who is subject to the restrictions of Section 16 of the Security Exchange Act of 1934. No action taken by the Board of Directors pursuant to this Section 3.7 may, with or without the approval of the shareholders of the Company, materially and adversely affect any outstanding Option without the consent of the Grantee.

     3.8 Governing Law. The Plan and all rights or obligations thereunder shall be governed by the laws of the State of Wisconsin, to the extent that such laws are not preempted by the laws of the United States.

VERSA TECHNOLOGIES, INC.
9301 Washington Avenue
P.O. Box 085012
Racine, Wisconsin  53408-5012




                                     PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Herman B. McManaway and Morris W. Reid as Proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all the shares of Common Stock of Versa Technologies, Inc. held of record by the undersigned on May 31, 1996 at the annual meeting of shareholders to be held on July 23, 1996 or any adjournment thereof.

1. Election of Directors

James E. Mohrhauser // FOR  // WITHHOLD AUTHORITY

Denis H. Carroll    // FOR  // WITHHOLD AUTHORITY


2. Approval of the Versa Technologies, Inc. 1996 Employee Stock Purchase and Payroll

    Savings Plan    // FOR  // AGAINST  // ABSTAIN


3. Amendment of the 1992 Versa Technologies, Inc. Employee Incentive Stock Option Plan

                    // FOR  // AGAINST  // ABSTAIN

4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 1997

                    // FOR // AGAINST  // ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

                    // FOR // AGAINST //  ABSTAIN

                  (Continued, and to be signed on other side)

                          (Continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, AND 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

Please sign exactly as name appears on the left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name, executed by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                           _________________________________
                                           Signature

                                           _________________________________
                                           Signature if held jointly

                                           Dated________________________, 1996

                                           PLEASE MARK, SIGN, DATE AND RETURN
                                           PROXY CARD PROMPTLY USING THE
                                           ENCLOSED ENVELOPE.
 .